EXECUTIVE EMPLOYMENT AGREEMENT This Executive Employment Agreement (this “Agreement”) is entered into on [____], 2026 and effective as of August 6, 2026 (the “Effective Date”), by and between Alex Goor (“Executive”), and EverCommerce Solutions Inc., a Delaware corporation (“ESI”, together with EverCommerce Inc. (“ECI”) and any subsidiaries or Affiliates as may employ Executive from time to time, and any successor(s) thereto, the “Company”). WHEREAS, it is the desire of the Company to assure itself of the services of Executive beginning on the Effective Date and thereafter on the terms herein provided by entering into this Agreement; and WHEREAS, it is the desire of Executive to provide services to the Company following the Effective Date and thereafter on the terms herein provided. NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and Executive, the parties agree as follows: ARTICLE I EMPLOYMENT 1.1 Position and Duties. Executive shall serve as the Chief Executive Officer of the Company with such responsibilities, duties and authority normally associated with such position and as may from time to time be reasonably assigned to Executive by the Board of Directors of EverCommerce Inc. (the “Board”). Executive shall report directly to the Board. The Company shall take all reasonable actions in its control necessary to cause the Executive to be appointed to the Board within sixty (60) days of the Effective Date and, for so long as the Company has publicly traded common stock or other securities, to be nominated by the Board for election to the Board at each annual meeting of the Company’s stockholders during the Employment Term (as defined below); provided that the foregoing shall not be required to the extent prohibited by legal or regulatory requirements. At the Company’s request, Executive shall serve the Company and/or its subsidiaries and Affiliates in such other capacities in addition to the foregoing as the Company shall designate, provided that such additional capacities are consistent with Executive’s position as the Company’s Chief Executive Officer. In the event that Executive serves in any one or more of such additional capacities, Executive’s compensation shall not automatically be increased on account of such additional service. Executive will use Executive’s best efforts to promote the interests, prospects and condition (financial and otherwise) and welfare of the Company and shall perform Executive’s fiduciary duties and responsibilities to the Company to the best of Executive’s ability in a diligent, trustworthy, businesslike and efficient manner. Executive shall devote substantially all of Executive’s business time, attention and energies exclusively to the business interests of the Company, its subsidiaries or Affiliates while employed by the Company, except as provided for herein or otherwise specifically approved in writing by the Board. It shall not be a violation of this Agreement for Executive to (i) manage Executive’s personal, financial and legal affairs, (ii) participate in trade associations and charitable and community affairs, and (iii) continue

2 to serve on the board of directors or advisory boards of the companies/organizations as set forth on Exhibit A, and any such other boards of directors or advisory boards of companies/organization upon which Executive may serve with the requisite prior consent of the Board, if any, in each case, subject to compliance with this Agreement and provided that such activities do not materially interfere with Executive’s performance of Executive’s duties and responsibilities hereunder or violate Articles IV or V of this Agreement. Executive shall perform his services from the Denver, Colorado metropolitan area and such other locations as determined in good faith by Executive and the Board, subject to reasonable business travel as necessitated by Executive’s job duties or reasonably requested by the Board from time to time. 1.2 Term of Employment. Executive’s employment pursuant to this Agreement shall commence on the Effective Date and end on the date Executive’s employment is terminated pursuant to its terms (the “Employment Term”). 1.3 Resignations. If Executive’s employment with the Company terminates for any reason, then concurrently with such termination, Executive will be deemed to have resigned from all director, officer, trustee or other positions Executive holds with the Company and any Affiliate, in each case unless agreed to in writing by the Company and Executive (collectively, the “Resignations”). Executive agrees to execute any documents evidencing the Resignations as the Company may reasonably request. ARTICLE II COMPENSATION AND OTHER BENEFITS 2.1 Base Salary. During the Employment Term, the Company shall pay Executive a salary of $530,000 per annum, less applicable taxes and withholdings (“Base Salary”), payable in accordance with the normal payroll practices and schedule of the Company. The Board (or a duly authorized subcommittee thereof) shall review (and may only increase) Executive’s Base Salary and Target Bonus (as defined below) on an annual basis. 2.2 Bonus. During the Employment Term, Executive will be eligible to participate in an annual calendar year incentive program established by the Board or its delegate. Executive’s annual incentive compensation under such incentive program (the “Annual Bonus”) shall be targeted at 90% of Base Salary (the “Target Bonus”). The Annual Bonus payable under the incentive program shall be based on the achievement of performance goals to be established by the Board or its delegate in consultation with Executive. Any Annual Bonus earned will be paid at the same time annual bonuses are paid to other executives of the Company generally, subject to Executive’s continuous employment through the end of the calendar year for which the Annual Bonus relates (but in any event, will be paid during the calendar year following the calendar year to which the Annual Bonus relates). Executive’s Annual Bonus, if earned, for the year in which the Effective Date occurs shall be pro-rated for Executive’s partial employment based on the number of days that Executive is employed by the Company during the calendar year in which the Effective Date occurs. 2.3 Equity Awards. During the Employment Term, Executive will be eligible to participate in the Company’s equity incentive plan and long term incentive plan thereunder then in effect and receive equity awards thereunder, as determined by the Board in its sole discretion

3 and subject to the terms of the Company’s equity incentive plan and an applicable award agreement; provided, however, that the Cause and Good Reason definitions set forth herein and the acceleration and other vesting provisions set forth in this Agreement shall take precedence over any contradictory provisions in the applicable equity incentive plan or applicable award agreement. 2.4 Housing. During the Employment Term and the period provided in Section 3.2(c) below, if applicable, the Company shall reimburse Executive for Executive’s reasonable and customary expenses related to the rental of a personal apartment or housing in the Denver, Colorado metropolitan area in monthly amounts that do not, on average, exceed $10,000 per month over a 12-month period (the “Housing Reimbursement”). Executive shall promptly provide to the Company copies of Executive’s rental agreement(s) and any renewals thereof, and other relevant supporting documentation as the Company may reasonably request, for purposes of determining the Housing Reimbursement. Executive shall be solely responsible for all taxes arising in connection with the payment of the Housing Reimbursement, including without limitation any and all federal, state, local and foreign income and employment taxes, and hereby agrees to timely pay any such taxes and authorizes the Company to deduct and withhold such taxes from any other amounts payable by the Company to Executive. 2.5 Benefits. During the Employment Term, Executive shall be entitled to such benefits provided by the Company to its executive employees generally, subject to the eligibility criteria provided by applicable plan documents related to such benefits and to such changes, additions or deletions to such perquisites and benefits as the Company may make from time to time in its discretion. 2.6 Expenses. During the Employment Term, the Company shall reimburse Executive for all reasonable and necessary travel and other business expenses incurred in the course of the performance of Executive’s duties and responsibilities pursuant to this Agreement and consistent with the Company’s policies as in effect from time to time with respect to expense reimbursement; provided Executive shall be entitled to no less than business class airfare and travel. ARTICLE III TERMINATION 3.1 Right to Terminate; Automatic Termination. (a) Termination Without Cause. Subject to Section 3.2(a), the Company may terminate Executive’s employment without notice at any time without Cause (as defined below). (b) Termination For Cause. Subject to Section 3.2(b), the Company may terminate Executive’s employment at any time for Cause (as defined below) effective immediately upon giving such notice or at such other time thereafter as the Company may designate or as provided in this Section 3.1(b). “Cause” shall mean Executive’s: (i) conviction of, or plea of guilty or nolo contendere to a felony or crime involving fraud; (ii) commission of a material act of fraud, embezzlement or misappropriation of funds or property of the Company; (iii) willful and material violation of any law, rule, regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty, each while acting within the scope of Executive’s employment with the Company; (iv) willful failure to substantially perform Executive’s duties under this Agreement, or

4 repeated refusal to carry out or comply with the reasonable directives of the Company or the Board; (v) intentional and material violation of any substantive Company rule, regulation, procedure or policy of which Executive has received written notice; (vi) material breach of any material provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement between the Company (or any subsidiary or Affiliate thereof) and Executive, including Articles IV through VII of this Agreement; or (vii) serious and material misconduct by Executive which, in the good faith and reasonable determination of the Board after diligent investigation substantially harms, or could reasonably be expected to substantially harm, the operations or reputation of the Company or demonstrates gross unfitness to serve; provided, however, that Cause shall not be deemed to exist pursuant to clauses (iii), (iv), (v) and (vi) above unless the act or omission giving rise to Cause is not cured (to the extent curable) within thirty (30) days after the Company gives Executive written notice to cure (which notice sets forth with particularity the conduct requiring cure and the basis for which Cause is claimed). (c) Termination by Death or Disability. Subject to Section 3.2(c) and all applicable laws governing the employment of disabled individuals, Executive’s employment with the Company and the Company’s obligations under this Agreement shall terminate automatically, effective immediately and without notice, upon Executive’s death or a determination of Disability (as defined below) of Executive. For purposes of this Agreement, “Disability” shall include any circumstance resulting in Executive being incapable of performing Executive’s duties and responsibilities under this Agreement for (a) a continuous period of 120 days, or (b) periods amounting in the aggregate to 180 days within any one period of 365 days. A determination of Disability shall be made and confirmed in writing by a physician or physicians satisfactory to the Company, and Executive shall cooperate with any efforts to make such determination. Any such determination shall be conclusive and binding on the parties. Any determination of Disability under this Section 3.1(c) is not intended to alter any benefits that any party may be entitled to receive under any long-term disability insurance plan carried by either the Company or Executive with respect to Executive, which benefits shall be governed solely by the terms of any such insurance plan. (d) Resignation without Good Reason. Subject to Section 3.2(b), Executive’s employment shall terminate upon Executive’s resignation from employment with the Company for any reason other than Good Reason (defined below), provided Executive provides at least thirty (30) days’ prior written notice to the Company of Executive’s resignation from employment with the Company, or such other advance notice as may be mutually agreed in writing between the parties following the provision of such notice. (e) Resignation for Good Reason. Subject to Section 3.2(a), Executive may terminate Executive’s employment at any time for Good Reason. “Good Reason” shall mean the occurrence, without Executive’s voluntary written consent, of any of the following circumstances: (i) a material breach by the Company of any material provision of this Agreement or any other material written agreement between Executive and the Company, its parents or subsidiaries; (ii) a material diminution in Executive’s title, authority, duties, reporting relationship or responsibilities, subject to Exhibit B; (iii) the failure of the Company to appoint or nominate Executive to the Board as required by Section 1.1 other than if (1) the Executive has provided notice of Executive’s termination of service with the Company, (2) during any period in which the Executive is subject to a Disability or (3) the Board has made a good faith and reasonable determination that any of the

5 events constituting Cause have occurred; (iv) any material reduction in Executive’s Base Salary or Target Bonus as then in effect (provided further that any reduction of ten percent (10%) or more shall be deemed material), in each case other than in connection with an across-the-board reduction affecting other senior executives of the Company proportionately; or (v) any requirement that Executive work from a location more than fifty (50) miles from his then work location (provided, however, that this criteria shall not apply if Executive is allowed to work remotely); provided, in each case, that Executive first provides notice to the Company of the existence of the condition described above within thirty (30) days of the initial existence of the condition, upon the notice of which the Company shall have thirty (30) days during which it may remedy the condition, and provided further that Executive’s resignation must occur within thirty (30) days following the end of such 30-day cure period. Notwithstanding anything to the contrary in this Agreement or otherwise, to the extent Executive terminates his employment for Good Reason pursuant to Section 3.1(e)(ii) in connection with a Change in Control pursuant to which the Company becomes a subsidiary, division or business unit of a parent company or larger organization other than Providence Strategic Growth Partners L.L.C., Silver Lake Group L.L.C. and/or their respective Affiliates (regardless of whether Executive would retain his position as the most senior executive of such subsidiary, division or business unit), Executive will only receive the severance payments provided for under Section 3.2(a)(i) and not under Section 3.2(a)(ii). 3.2 Rights Upon Termination. (a) Severance Payments upon a Termination without Cause or Resignation with Good Reason. (i) If Executive’s employment is terminated pursuant to Sections 3.1(a) or 3.1(e) above (and not pursuant to Sections 3.1(b), 3.1(c), or 3.1(d)) (a “Qualifying Termination”), then Executive shall be entitled to receive, in addition to the Accrued Amounts (as defined below), the following: (1) an amount in cash equal to twelve (12) months of Executive’s then-existing Base Salary (without giving effect to any Base Salary reduction giving rise to Good Reason), payable, less applicable withholdings and deductions, in the form of salary continuation in regular installments over the twelve (12)-month period following the date of Executive’s Qualifying Termination in accordance with the Company’s normal payroll practices; (2) a pro-rated portion (based on the number of days Executive was employed by the Company during the calendar year in which the date of Executive’s Qualifying Termination occurs) of the Annual Bonus calculated at 100% of the Target Bonus for the year in which the Qualifying Termination occurred (the “Pro Rata Bonus”), payable in a lump sum within sixty (60) days following the date of Executive’s Qualifying Termination, less applicable withholdings and deductions; (3) (I) any time-based vesting criteria of Executive’s then outstanding equity awards (including all RSUs and PSUs granted under the LTIP and any other equity incentive plan) which would have become satisfied in the

6 twelve (12) months following the date of Executive’s Qualifying Termination if he had remained employed will be deemed satisfied as of the date of Executive’s Qualifying Termination, and (II) to the extent any such award is subject to performance or other non-time based vesting criteria, such award will remain outstanding and eligible to vest until the earlier of the last day of the applicable performance period or the date ending on the twelve (12) month anniversary of Executive’s Qualifying Termination and be settled (as applicable) in accordance with its terms based on the actual achievement of such performance criteria, without regard for any requirement of continued employment (and, for the avoidance of doubt, any such award which does not become vested based on the actual achievement of applicable performance criteria by earlier of the last day of the applicable performance period or the twelve (12) month anniversary of the date of Executive’s Qualifying Termination will be automatically forfeited without payment therefor as of the date of such twelve (12) month anniversary); and (4) during the period commencing on the date of Executive’s Qualifying Termination and ending on the twelve (12)-month anniversary thereof or, if earlier, the date on which Executive becomes eligible for coverage under any group health plan of a subsequent employer or otherwise (in any case, the “COBRA Period”), subject to Executive’s valid election to continue healthcare coverage under Section 4980B of the Code and the regulations thereunder, the Company shall, in its sole discretion, either continue to provide coverage to Executive and Executive’s dependents (at the same or reasonably equivalent levels in effect immediately prior to the date of Executive’s Qualifying Termination), or reimburse Executive for coverage for Executive and Executive’s dependents, under its group health plan (if any), at the same or reasonably equivalent levels in effect on the date of Executive’s termination and subject to Executive paying the same cost for such coverage that would have applied had Executive’s employment not terminated, based on Executive’s elections in effect as of immediately prior to the date of Executive’s Qualifying Termination; provided, however, that if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), (2) the Company is otherwise unable to continue to cover Executive or Executive’s dependents under its group health plans, or (3) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to the remaining Company subsidy shall thereafter be paid to Executive in equal monthly installments over the COBRA Period (or remaining portion thereof) on the Company’s first regular payroll date of each calendar month, less required withholdings. For the avoidance of doubt, the COBRA continuation period under Section 4980B of the Code shall run concurrently with the period of continued group health plan coverage pursuant to this Section 3.2(a)(i)(3). The continued benefits, reimbursement or cash payments provided for in this Section 3.2(a)(i)(3) are referred to herein as the “Continued Benefits”. (ii) Change in Control Enhancement. If Executive’s Qualifying

7 Termination occurs within three (3) months before or within twelve (12) months after a Change in Control (as defined below), Executive shall receive all of the benefits provided for in Section 3.2(a)(i) above, provided, however, that notwithstanding the terms of any equity award agreements to the contrary, the time-based vesting provisions of all of Executive’s then-outstanding equity awards granted under the Company’s equity incentive plans shall be accelerated so that they are deemed to be one hundred percent (100%) time- vested and furthermore, to the extent any such award is subject to performance or other non-time-based vesting criteria and such Qualifying Termination occurs within the three (3) month period before a Change in Control, such award will remain outstanding and eligible to vest until the earlier of the last day of the applicable performance period or the Change in Control and be settled (as applicable) in accordance with its terms based on the actual achievement of such performance criteria (and, for the avoidance of doubt, any such award which does not become vested based on the actual achievement of applicable performance criteria by the earlier of the last day of the applicable performance period or the Change in Control will be automatically forfeited without payment therefor). The foregoing protections on a Qualifying Termination following a Change in Control shall only apply to any equity awards granted prior to the Change in Control and assumed or substituted in the Change in Control and shall not apply to any equity awards granted to Executive in connection with or following the Change in Control. For purposes of this Agreement, “Change in Control” shall have the same definition as set forth in the ECI 2021 Incentive Award Plan; provided, however, that the term “Company” as used therein shall mean either ECI or ESI. (iii) Any amounts payable pursuant to Section 3.2(a)(i) and Section 3.2(a)(ii) (collectively, the “Severance Benefits”) shall be in lieu of notice or any other severance benefits to which Executive might otherwise be entitled from the Company or any of its subsidiaries. Notwithstanding anything to the contrary herein, the Company’s provision of the Severance Benefits shall be contingent upon Executive’s timely execution and non-revocation of a general waiver and release of claims agreement in substantially the form attached hereto as Exhibit C (a “Release Agreement”), subject to the terms set forth herein. Executive will have twenty-one (21) days (or in the event that Executive’s termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967, as amended), forty-five (45) days) following Executive’s receipt of the Release Agreement to consider whether or not to accept it. If the Release Agreement is signed and delivered by Executive to the Company, Executive will have seven (7) days from the date of delivery to revoke Executive’s acceptance of such agreement (the “Revocation Period”). To the extent that any payments of nonqualified deferred compensation (within the meaning of Section 409A) due under this Agreement as a result of Executive’s termination of employment are delayed pursuant to this Section 3.2(a)(iii), such amounts shall be paid in a lump sum on the first payroll date to occur on or following the 60th day following the date of Executive’s Qualifying Termination. (iv) If Executive does not timely execute the Release Agreement or such Release Agreement is revoked by Executive during the Revocation Period, or if Executive materially breaches the covenants set forth in Articles IV, V, VI, VII or VIII, the Company

8 shall immediately cease paying or providing the Severance Benefits and Executive shall reimburse the Company for the value of any Severance Benefits already paid or provided. Executive acknowledges and agrees that if a majority of the Board (excluding the Executive) determines that Executive has materially breached any of Executive’s obligations pursuant to Section 5.1(a) or 5.2(b) of this Agreement and, provided that such breach can be cured, such breach is not cured within thirty (30) days after Executive receives written notice to cure (a “Material Breach”), Executive’s rights to any further portion of the Severance Benefits payable shall immediately be suspended at such time, following which a court of competent jurisdiction may review whether Executive breached any such obligations. If the court makes a final determination that a Material Breach occurred, then Executive shall forfeit any further rights to any portion of the Severance Benefits payable and reimburse the Company for the value of any Severance Benefits paid or provided, after the date the conduct constituting a Material Breach first occurred. Notwithstanding the foregoing, if the court makes a final determination that a Material Breach did not occur, then the Company shall provide to Executive all Severance Benefits that were withheld (or repaid to the Company by Executive), and shall reimburse Executive for all reasonable and documented attorney’s fees and costs incurred in recovering the Severance Benefits, up to a maximum amount of $50,000. (v) The provisions of this Section 3.2 shall supersede in their entirety any severance payment provisions in any severance plan, policy, program or other arrangement maintained by the Company. (b) Severance Payments upon a Termination due to Death or Disability. If Executive’s employment is terminated pursuant to Section 3.1(c) above, then Executive shall, subject to Executive’s (or Executive’s personal representative) execution and non-revocation of a Release Agreement, and subject to Sections 3.2(a)(iii), 3.2(a)(iv) and 9.7, be entitled to receive, in addition to the Accrued Amounts, the Pro Rata Bonus, payable in a lump sum within sixty (60) days following the date of such termination, less applicable withholdings and deductions. (c) Upon termination of Executive’s employment pursuant to any of the circumstances listed in Section 3.1 above, Executive (or Executive’s estate) shall be entitled to receive the sum of: (1) any unpaid Base Salary and any other earned but unpaid compensation with respect to the period prior to the effective date of termination, (2) reimbursement of expenses to which Executive is entitled (excluding the Housing Reimbursement), (3) unless Executive’s employment was terminated for Cause pursuant to Section 3.1(b), continued payment of the Housing Reimbursement for a period equal to the lesser of (x) the expiration date of Executive’s then-current lease term as of the date of termination and (y) the sixteen-month anniversary of the date of termination, and (4) any other benefits to which Executive is legally entitled (collectively, the “Accrued Amounts”). ARTICLE IV CONFIDENTIALITY 4.1 Confidentiality Obligations. During Executive’s employment with the Company and following termination of that employment for any reason, Executive will not directly or indirectly use or disclose any Confidential Information (as defined below) except in the interest

9 of, for the benefit of, or with the prior consent of the Company, its parents, subsidiaries and Affiliates. Executive understands that Executive’s obligations of non-disclosure do not apply to information that Executive can establish by competent proof (x) arises from Executive’s general training, knowledge, skill or experience, whether gained on the job or otherwise; (y) that is readily ascertainable to the public, or (z) that Executive has a right to disclose as legally protected conduct. 4.2 Permitted Communications. Nothing in this Agreement shall be construed to prohibit Executive from providing truthful information to any government agency in connection with an investigation by such agency into a suspected violation of law, subject to Section 9.8. 4.3 Confidential Information. The term “Confidential Information” means all information belonging to the Company or provided to the Company by a customer that is not known generally to the public or the Company’s competitors. Confidential Information includes, but is not limited to: (i) trade secrets, inventions, software code, product methodologies and specifications, information about goods, products or services under development, research, development or business plans, procedures, survey results, pricing or other financial information, confidential reports, handbooks, customer lists and contact information, information about orders from and transactions with customers, sales, marketing and acquisition strategies and plans, pricing strategies, information relating to sources of data used in goods, products and services, computer programs, computer system documentation, production manuals, operations books, educational materials, audio, visual or electronic recordings, customer communications, customer contracts, training materials, personnel information, business records, or any other materials or technical methods/processes developed, owned or controlled by the Company or any of its subsidiaries or Affiliates; (ii) information and materials provided by a customer or acquired from a customer; and (iii) information which is marked or otherwise designated or treated as confidential or proprietary by the Company or any of its subsidiaries or Affiliates, provided that a document or other material need not be labeled “Confidential” to constitute Confidential Information. The Company acknowledges and agrees that Executive shall be free to use information that is, at the time of use, generally known in the trade or industry through no breach of this Agreement by Executive. ARTICLE V NONCOMPETITION; NONSOLICITATION 5.1 Non-Competition; Non-Solicitation. In consideration of Executive’s continued participation in the LTIP grant, the equity award grants contemplated to be made to Executive in connection with the execution of this Agreement, the other compensation and benefits described herein, and other good and valuable consideration, Executive agrees that the following restrictions on Executive’s activities during and after Executive’s employment are reasonable and necessary to protect the legitimate interests of the Company: (a) Non-Competition. Executive acknowledges that during Executive’s employment Executive will have access to and knowledge of Confidential Information. To protect the Confidential Information, Executive agrees that during the period of Executive’s employment by the Company, Executive will not, without the Company’s express written consent, engage in any other employment or business activity which is competitive with the Company, or would otherwise conflict with Executive’s obligations to the Company. In addition, to protect such Confidential Information, Executive agrees that during the Restricted Period, Executive will not

10 directly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any material ownership interest in, or participate in the operation, management or control of, any person, firm, corporation or business that competes with the Company in a “Restricted Business” in a “Restricted Territory” (as defined below), in each case involving any of the services Executive provided to the Company at any time during Executive’s employment with the Company or, with respect to the portion of the Restricted Period that follows the termination of Executive’s employment, during the last two (2) years of Executive’s employment with the Company. It is agreed that passive ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock Executive presently owns will not constitute a violation of this provision. (b) Non-Solicitation. Executive acknowledges that during Executive’s employment Executive will have access to and knowledge of Confidential Information. During the Restricted Period, Executive will not (a) directly or indirectly induce any employee, independent contractor or consultant of the Company (or any person or entity who was such within the then preceding three (3) months) to terminate or negatively alter his or her relationship with the Company, (b) solicit the business of any client or customer of the Company (or any person or entity who was such within the then preceding twelve (12) months) (other than on behalf of the Company) in any manner that is competitive with the Company; or (c) induce any supplier, content provider, vendor, consultant or independent contractor of the Company (or any person or entity who was such within the then preceding six (6) months) to terminate or negatively alter his, her or its relationship with the Company. Executive shall not be deemed to have solicited an individual in violation of clause (a) above if such individual responds to an employment advertisement, web posting or other public publication regarding an open position with Executive or an entity with which Executive is associated, or is referred to Executive or an entity affiliated with Executive by a search firm absent any direct or indirect solicitation by Executive. (c) As used in Articles IV through VII of this Agreement: (a) during Executive’s employment with the Company, the term “Restricted Business” means any business conducted by the Company at any time during Executive’s employment with the Company, and with respect to the portion of the Restricted Period that follows the termination of Executive’s employment, “Restricted Business” means a business providing SaaS solutions and/or embedded payments and related solutions or services targeting small to medium size businesses in field service management, home services, wellness and mental health solutions as conducted by the Company during Executive’s last two (2) years of employment with the Company, (b) during Executive’s employment with the Company, “Restricted Territory” means any state, county, or locality in the United States in which the Company conducts business and any other country, city, state, jurisdiction, or territory in which the Company does business, in each case, at any time during Executive’s employment or, with respect to the portion of the Restricted Period that follows the termination of Executive’s employment, any geographic area where Executive provided services or had a material presence or influence during Executive’s last two (2) years of employment with the Company, (c) “Restricted Period” means Executive’s employment with the Company whether full-time or part-time and for a period of one (1) year immediately following the termination of Executive’s employment, and (d) “Company” (for purposes of Articles IV through VII only) shall include the Company and any parent, Affiliate, related and/or direct or indirect subsidiary thereof. For purposes of this Agreement, “Affiliate” means, with respect to any person, any individual or entity that is in common control with, is controlled by or controls such person, either directly or

11 indirectly. ARTICLE VI RETURN OF RECORDS Upon termination of Executive’s employment with the Company for any reason, or upon request by the Company at any time: (a) Executive shall promptly return to the Company all documents, records and materials belonging to the Company and all copies of all such materials; and (b) Executive shall permanently destroy and delete all such documents, records and materials in Executive’s possession or to which Executive has access. The foregoing obligations shall not apply to Executive’s own compensation and benefits records and information, and agreements Executive signed in connection with Executive’s employment. ARTICLE VII EXECUTIVE DISCLOSURES AND ACKNOWLEDGMENTS 7.1 Obligations to Others. Executive warrants and represents that (a) Executive is not subject to any employment, consulting or services agreement or any restrictive covenants or agreements of any type, which would limit or prohibit Executive from fully carrying out Executive’s duties as described under the terms of this Agreement; and (b) Executive has not retained and will not use or disclose within the scope of Executive’s employment with the Company any confidential information, records, trade secrets or other property of a former employer or other third party. 7.2 Scope of Restrictions. Executive acknowledges that: (a) during the course of Executive’s employment with the Company, Executive has gained and will gain knowledge of Confidential Information, including trade secrets, and access to and familiarity with the Company’s customers, employees and contractors; (b) the covenants of Articles IV, V and VI (collectively, the “Covenants”) are essential to prevent Executive, who has critical access to and familiarity with the goodwill of the Company’s business, from misappropriating or diminishing that goodwill; (c) the scope of the Covenants is appropriate, necessary and reasonable for the protection of the Company’s retention of existing customers, protection of Confidential Information, investment in training and enhancing of Executive’s skill and experience, business, goodwill and proprietary rights; (d) the Covenants are supported by adequate consideration; and (e) the Covenants will not prevent Executive from earning a living in the event of, and after, termination of Executive’s employment with the Company, for whatever reason. Nothing herein shall be deemed to prevent Executive, after termination of Executive’s employment with the Company, from using general skills and knowledge gained while employed by the Company. 7.3 Remedies for Breach. The parties recognize that Executive’s breach of this Agreement will cause irreparable injury to the Company such that monetary damages would not provide an adequate or complete remedy. Accordingly, in the event of Executive’s actual or threatened breach of the provisions of this Agreement, the Company, in addition to all other rights, shall be entitled to a temporary and permanent injunction from a court restraining Executive from breaching this Agreement. The prevailing party in such action shall be entitled to recover its reasonable attorney’s fees and costs from the non-prevailing party.

12 7.4 Prospective Employers. Executive agrees, during the term of any restriction contained in Articles IV and V of this Agreement, to disclose this Agreement to any entity which offers employment to Executive. 7.5 Third-Party Beneficiaries. The Company’s parents, Affiliates and subsidiaries are third-party beneficiaries with respect to Executive’s performance of Executive’s duties under this Agreement and the undertakings and covenants contained in this Agreement. The Company and any of its parents, Affiliates or subsidiaries, enjoying the benefits thereof, may enforce directly against Executive Articles IV, V, VI and VII of this Agreement. 7.6 Extension of Time. The Restricted Period shall be extended by a period of time equal to the duration of any time period during which Executive is in breach of this Agreement. 7.7 Survival. The covenants set forth in Articles IV, V, VI, VII, VIII and Section 3.2 of this Agreement shall survive the termination of Executive’s employment hereunder. 7.8 Severability. It is the intent of the parties that if any court of competent jurisdiction determines that any provision of Articles IV, V, VI or VII of this Agreement is invalid or unenforceable, then such invalidity or unenforceability shall have no effect on the other provisions hereof, which shall remain valid, binding and enforceable and in full force and effect, and, to the extent allowed by law, such invalid or unenforceable provision shall be revised or re-drafted construed to provide for the maximum permissible breadth of the scope or duration of such provision. ARTICLE VIII RIGHTS IN DEVELOPMENTS 8.1 Work for Hire. Executive acknowledges and agrees that all Inventions (defined below) which Executive makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) within the scope of Executive’s employment shall be the sole and exclusive property of the Company. Unless the Company decides otherwise, the Company shall be the sole owner of all rights in connection therewith. All Inventions are and at all times shall be “work made for hire.” Executive hereby assigns to the Company any and all of Executive’s rights to any Inventions, absolutely and forever, throughout the world and for the full term of each and every such right, including renewal or extension of any such term, provided that this Agreement does not apply to an Invention for which no equipment, supplies, facility or information of the Company was used and which was developed entirely on Executive’s own time, unless (i) the Invention relates directly to the business of the employer to the Restricted Business; or (ii) the Invention results from any work performed by Executive for the Company. The term “Inventions” means any works of authorship, discoveries, formulae, processes, improvements, inventions, designs, drawings, specifications, notes, graphics, source and other code, trade secrets, technologies, algorithms, computer programs, audio, video or other files or content, ideas, designs, processes, techniques, know-how and data, whether or not patentable or copyrightable, made, conceived, reduced to practice or developed by Executive, either alone or jointly with others, during Executive’s employment. 8.2 Assistance. Executive agrees to perform all acts deemed necessary or desirable by the Company to permit and assist the Company, at the Company’s expense, in evidencing,

13 perfecting, obtaining, maintaining, defending and enforcing the Company’s rights and/or Executive’s assignment with respect to such Inventions in any and all countries. Such acts may include, without limitation, execution of documents and assistance or cooperation in legal proceedings. Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agents and attorneys-in-fact to act for and on Executive’s behalf and instead of Executive to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Executive. 8.3 Records. Executive shall keep complete, accurate and authentic information and records on all Inventions in the manner and form reasonably requested by the Company. Such information and records, and all copies thereof, shall be the property of the Company as to any Inventions within the meaning of this Agreement. Such records should be considered proprietary information of the Company and are subject to the provisions of this Agreement. In addition, Executive agrees to promptly surrender all such records and information, and all copies thereof, at the request of the Company. 8.4 List of Inventions. Executive has attached hereto as Exhibit D a complete list of all existing Inventions to which Executive claims ownership as of the date of this Agreement and that Executive desires to clarify are not subject to this Agreement, and Executive acknowledges and agrees that such list is complete. If no such list is attached to this Agreement, Executive represents that Executive has no such Inventions at the time of signing this Agreement. ARTICLE IX MISCELLANEOUS 9.1 Entire Agreement; Amendment; Waiver. This Agreement (including any documents referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or waived in whole or in part except by a written instrument duly executed by each of the parties hereto. 9.2 Headings. The headings of sections and articles of this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of its provisions. 9.3 Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. 9.4 Governing Law; Exclusive Jurisdiction. This Agreement shall in all respects be construed according to the laws of the State of Colorado, without regard to its conflict of laws principles. 9.5 Assignment. This Agreement shall inure to the benefit of Executive and Executive’s heirs, executors and estate administrators. This Agreement shall inure to the benefit of the Company and its successors, assigns and legal representatives.

14 9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument. 9.7 Compliance with Section 409A. (a) General. It is the intention of both the Company and Executive that the benefits and rights to which Executive could be entitled pursuant to this Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If Executive or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on Executive and on the Company). No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Executive or any other individual to the Company or any of its Affiliates, employees or agents. All payments to Executive under this Agreement shall be subject to applicable taxes and withholdings. (b) Distributions on Account of Separation from Service. Notwithstanding anything in this Agreement to the contrary, any compensation or benefits payable under this Agreement that is considered nonqualified deferred compensation under Section 409A and is designated under this Agreement as payable upon Executive’s termination of employment shall be payable only upon Executive’s “separation from service” with the Company within the meaning of Section 409A (a “Separation from Service”). (c) No Acceleration of Payments. Neither the Company nor Executive, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A. (d) Treatment of Each Installment as a Separate Payment and Timing of Payments. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which Executive is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments. (e) Specified Employee. Notwithstanding anything in this Agreement to the contrary, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (A) the expiration of

15 the six (6)-month period measured from the date of Executive’s Separation from Service with the Company or (B) the date of Executive’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Executive (or Executive’s estate or beneficiaries), and any remaining payments due to Executive under this Agreement shall be paid as otherwise provided herein. The determination of whether Executive is a “specified employee” as of the time of Executive’s Separation from Service shall be made by the Company in accordance with the terms of Section 409A (including, without limitation, Section 1.409A-1(i) of the Department of Treasury Regulations and any successor provision thereto). (f) Reimbursements. To the extent that any reimbursements or corresponding in-kind benefits provided to Executive under this Agreement are deemed to constitute “deferred compensation” under Section 409A, such reimbursements or benefits shall be provided reasonably promptly, but in no event later than December 31 of the year following the year in which the expense was incurred, and in any event in accordance with Section 1.409A-3(i)(1)(iv) of the Department of Treasury Regulations. The amount of any such payments or expense reimbursements in one calendar year shall not affect the expenses or in-kind benefits eligible for payment or reimbursement in any other calendar year, other than an arrangement providing for the reimbursement of medical expenses referred to in Section 105(b) of the Code, and Executive’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit. 9.8 Whistleblower Protections and Trade Secrets. Notwithstanding anything to the contrary contained herein, nothing in this Agreement prohibits Executive from communicating with, providing information to or communicating directly with, any United States federal, state, or local governmental agency, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (i) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (A) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (B) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. 9.9 Section 280G. Notwithstanding any other provision of this Agreement or any other plan, arrangement, or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to Executive or for Executive’s benefit pursuant to the terms of this Agreement or otherwise (“Covered Payments”) constitute parachute payments within the meaning of Section 280G of the Code (such payments, the “Parachute Payments”) and would, but for this Section 9.9, be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), or not be deductible under

16 Section 280G of the Code, then such Covered Payments shall be reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, but only if (i) the net amount of such Covered Payments, as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Covered Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Covered Payments), is greater than or equal to (ii) the net amount of such Covered Payments without such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Covered Payments and the amount of the Excise Tax to which Executive would be subject in respect of such unreduced Covered Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Covered Payments). The Covered Payments shall be reduced in a manner that maximizes Executive’s economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A, to the extent applicable, and where two or more economically equivalent amounts are subject to reduction but payable at different times, such amounts payable at the later time shall be reduced first but not below zero. 9.10 Compensation Recovery Policy. Executive acknowledges and agrees that, to the extent the Company adopts any claw-back or similar policy pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules and regulations promulgated thereunder (collectively, “Dodd-Frank”) or otherwise, which policy shall be adopted by the Board in good faith in consultation with the Company’s compensation consultant and/or legal counsel and determined with reference to relevant benchmarking data, he or she shall take all action necessary to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement and/or enforce such policy with respect to past, present and future compensation, as appropriate). 9.11 Acknowledgements. Executive acknowledges that (1) the Company provided Executive written notice of the requirement to sign this Agreement and a copy of the Agreement to review at least fourteen (14) days before the Effective Date, (2) that Executive has been and is hereby advised of his right to consult an attorney before signing this Agreement, and (3) Executive has carefully read this Agreement and understands and agrees to all of the provisions in this Agreement. Executive represents and warrants that Executive was an individual represented by counsel in the negotiation of this Agreement, including, without limitation, Article V and Section 9.4. 9.12 Execution; Guarantee. This Agreement is being executed by ECI on behalf of itself and ESI. ECI unconditionally guarantees to Executive the due performance of all obligations (including, without limitation, payment obligations) of ESI hereunder, and in the event of any failure of ESI to perform any of those obligations, ECI covenants to assume and perform or cause to be performed all of those obligations. ECI hereby acknowledges that Executive may proceed to enforce the obligations of this guarantee by ECI without first pursuing or exhausting any right or remedy he may have against ESI. 9.13 Attorney Fees. The Company shall reimburse Executive for the reasonable attorney fees incurred by Executive in connection with the negotiation and drafting of this Agreement and any related documents; provided, however, that such fees shall not exceed $[____] in the aggregate. Request for such reimbursement must be submitted with adequate substantiation in

17 accordance with the Company’s reimbursement policy. [Remainder of Page Intentionally Blank; Signature Page to Follow]

[Signature Page to Employment Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Executive Employment Agreement to be duly executed as of the date first written above. EVERCOMMERCE INC. By: Name: Title: EXECUTIVE By: Alex Goor

EXHIBIT A [ ]

EXHIBIT B [ ]

B-1 EXHIBIT C Form of Release Agreement This General Release of Claims (this “Release”) is made by [ ] (“Executive”) in favor of EverCommerce Inc., a Delaware corporation (the “Company”) and the “Releasees” (as defined below), as of the date of Executive’s execution of this Release. 1. Release by Executive. In exchange for the benefits set forth in the certain Employment Agreement entered into by and between the Company and Executive, dated as of [ ], (the “Agreement”) to which this Release is an exhibit, which are conditioned on Executive signing this Release, and to which Executive is not otherwise entitled, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Executive, his heirs, executors, administrators, beneficiaries, representatives, assigns and successors, and all others connected with or claiming through Executive, fully and forever agree to release and discharge the Company and the Company’s parent and subsidiary corporations, and all of their respective past, present and future employee benefit plans, joint venturers, predecessors, successors, assigns, employees, officers, directors, shareholders, administrators, trustees, agents, representatives, and consultants, and all those connected with any of them, in their official and personal capacities (hereinafter the “Releasees”) from any and all manner of claims, liabilities and actions, causes of action, in law or in equity, demands, suits, rights, or damages of any kind or nature, whether known or unknown, fixed or contingent (hereinafter called “Claims”), that Executive now has or may hereafter have against the Releasees arising out of, connected with or relating to Executive’s employment by the Company and/or other relationship with the Company, or the termination of Executive’s employment and/or other relationship, by reason of any and all acts, omissions, events or facts occurring or existing prior to Executive’s execution of this Release. The Claims released hereunder, including without limitation, any claim of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, discrimination, personal injury, physical injury, emotional distress, claims under the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621 et seq. (“ADEA”); the Older Workers’ Protection Benefit Act of 1990; Title VII of the Civil Rights Act of 1964, as amended, by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act, 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act (“WARN”), as amended, 29 U.S.C. § 2101 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 215 et seq.; and any federal, state or local laws of similar effect. 2. Claims Not Released. This Release shall not apply to: the Company’s obligations to provide the separation benefits under [Section 3.2] of the Agreement; Executive’s right to bring any action to enforce the terms of same or of this Release; Executive’s right to indemnification under any applicable indemnification policy of the Company, including without limitation, any general liability or “directors and officers” insurance policy, any shareholders or other agreement with the Company (including pursuant to any individual indemnification

B-2 agreement), the Company’s governing documents or applicable law; Executive’s right to assert claims for workers’ compensation or unemployment benefits; Executive’s right to bring to the attention of the Equal Employment Opportunity Commission (“EEOC”) or any analogous state agency claims of discrimination, harassment or retaliation (provided, however, that Executive hereby agrees to waive Executive’s right to recover monetary damages or other individual relief in any such charge, investigation or proceeding or any related complaint or lawsuit filed by Executive or anyone else on Executive’s behalf), to the extent required by law; any right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator; any right to file an unfair labor practice charge under the National Labor Relations Act (“NLRA”); Executive’s vested rights under any retirement or welfare benefit plan of the Company; any rights Executive may have to benefits under the Company’s standard benefit programs; Executive’s rights in his or her capacity as an equity holder of the Company; Executive’s right to receive payment for accrued salary and any earned but unpaid Annual Bonus with respect to the year prior to the year in which Executive’s date of termination of employment occurs for services rendered through Executive’s last day of employment, and reimbursement for travel and business expenses properly incurred prior to the separation date, but unreimbursed; or any other rights that may not be waived by an employee under applicable law. 3. Older Worker’s Benefit Protection Act. In accordance with the Older Worker’s Benefit Protection Act, Executive is hereby advised as follows: (a) Executive has read this Release and understands its terms and effect, including the fact that Executive is agreeing to release and forever discharge the Company and each of the Releasees from any Claims released in this Release. (b) Executive understands that, by entering into this Release, Executive does not waive any Claims that may arise after the date of Executive’s execution of this Release, including without limitation any rights or claims that Executive may have to secure enforcement of the terms and conditions of this Release. (c) Executive has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which Executive acknowledges is adequate and satisfactory to Executive and in addition to any other benefits to which Executive is otherwise entitled. (d) The Company advises Executive to consult with an attorney prior to executing this Release. (e) Executive has twenty-one (21) days [forty-five (45) days]12 to review and decide whether or not to sign this Release. If Executive signs this Release prior to the expiration of such period, Executive acknowledges that Executive has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that Executive does not desire 1 Note to Draft: Include instead of twenty-one days in this paragraph (e) if termination is part of a group termination/layoff.

B-3 additional time and hereby waives the remainder of the twenty-one (21) day period. In the event of any changes to this Release, whether or not material, Executive waives the restarting of the twenty-one (21) day period. (f) Executive has seven (7) days after signing this Release to revoke this Release and this Release will become effective upon the expiration of that revocation period. If Executive revokes this Release during such seven (7)-day period, this Release will be null and void and of no force or effect on either the Company or Executive and Executive will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. If Executive wishes to revoke this Release, Executive shall deliver written notice stating his or her intent to revoke this Release to [NAME, OFFICER TITLE, DEPARTMENT, ADDRESS], on or before 5:00 p.m. on the seventh (7th) day after the date on which Executive signs this Release. 4. Representations. (a) Executive represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he or she may have against Releasees, or any of them, based on actions occurring prior to the date of this Agreement. (b) Executive represents that, as of the date of execution of this Release, he has not filed any lawsuits, charges, complaints, petitions, administrative claims or other accusatory pleadings in any court or with any governmental agency against any of the Releasees. 5. Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit Executive (or Executive’s attorney) from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority, the EEOC, the NLRB, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Executive’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (iii) receiving an award for information provided to any Government Agency. Pursuant to 18 USC Section 1833(b), Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Release is intended to or shall preclude Executive from providing truthful testimony in response to a valid subpoena, court order, regulatory

B-4 request or other judicial, administrative or legal process or otherwise as required by law. Nothing in this Agreement prevents you from making truthful disclosures regarding any allegedly unlawful workplace discrimination by the Company, including, but not limited to, harassment or sexual assault. Further, nothing in this Agreement restricts or impedes you from exercising protected rights, including any rights under the National Labor Relations Act (“NLRA”), to the extent that such rights cannot be waived by agreement, or from complying with any applicable law or regulation, and nothing in this Agreement prevents you from communicating with or assisting other employees or a union with matters that have been or may be brought before the NLRB to the extent authorized by the NLRA or other applicable law. 6. Miscellaneous. (a) Severability. If any sentence, phrase, section, subsection or portion of this Release is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, sections, subsections or portions of this Release, which shall remain fully valid and enforceable. (b) Headings. The headings in this Release are provided solely for convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of, this Release. (c) Construction of Agreement. Executive has been represented by, or had the opportunity to be represented by, counsel in connection with the negotiation and execution of this Release. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Release. (d) Entire Agreement/Integration. This Release, together with the Agreement, constitutes the entire agreement between Executive and the Company concerning the subject matter hereof. No covenants, agreements, representations, or warranties of any kind, other than those set forth herein, have been made to any party hereto with respect to this Release. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Release. No amendments to this Release will be valid unless written and signed by Executive and an authorized representative of the Company. Sign only on or within [twenty-one (21)][forty-five (45)] days after [DATE] [EXECUTIVE] Date: [NAME]

EXHIBIT D Inventions: